SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) is January 5, 2006
ENERGY WEST, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

MONTANA	0-14183	81-0141785

(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

1 First Avenue South, Great Falls, Montana	59401

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (406) 791-7500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 5, 2006, Energy West, Incorporated and David Cerotzke, the company’s Chief Executive Officer, amended that certain Employment Agreement dated June 23, 2004 pursuant to which Mr. Cerotzke provided services to Energy West.
The Amendment to the Employment Agreement revises the amount of Mr. Cerotzke’s severance package for the period ending June 30, 2006 in the event of termination of his employment within 24 months of a change of control of the company from 100% of his annual base salary and annual cash bonus to 200% of such aggregate amount. The original agreement provided for 100% of the aggregate amount subsequent to June 30, 2006.
All other material terms of Mr. Cerotzke’s original Employment Agreement remain in full force and effect.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED
	By:	/s/ John C. Allen
John C. Allen
Dated: January 9, 2006		Senior Vice President and General Counsel